UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: December 6, 2011

(Date of earliest event reported)

IDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Dundee Road

Northbrook, Illinois 60062

(Address of principal executive offices, including zip code)

(847) 498-7070

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 6, 2011, the Board of Directors of IDEX Corporation (the “Company”) appointed Andrew Silvernail, the Company’s Chief Executive Officer, to the additional position of Chairman of the Board. Mr. Silvernail’s appointment will become effective on January 1, 2012 upon the previously-announced resignation of current non-executive Chairman, Larry Kingsley, on December 31, 2011.

Also on December 6, 2011, the Company’s Board of Directors increased the authorized level for repurchases of its common stock by approximately $50 million. The increased authorization will be added to the approximately $75 million that remains available from the existing authorization approved by the Board of Directors in April 2008, resulting in a total authorized repurchase amount of $125 million.

Repurchases under the program will be funded with future cash flow generation, and made from time to time in either open market transactions or in privately negotiated transactions. Repurchases may also be made under 10b5-1 plans, which would permit common stock to be repurchased when the Company would otherwise be prohibited from doing so under insider trading laws. The timing, volume, and nature of share repurchases will be at the discretion of management, dependent on market conditions, other priorities of cash investment, applicable securities laws, and other factors, and may be suspended or discontinued at any time.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. The Company’s actual performance may differ materially from that indicated or suggested by any such statements. These statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “management believes,” “the company believes,” “the company intends,” and similar words or phrases. There are a number of factors that could cause those differences, including those factors presented in the Company’s most recent annual report and other Company filings with the U.S. Securities and Exchange Commission, and, with respect to share repurchases, that the Company may choose to use its available cash for other strategic business opportunities, investments and acquisitions, that variances in the Company’s stock price may cause share repurchases to become a less attractive use of capital in the near term, that the Company may choose to contract or expand this program and that material business developments may arise from time to time that could prohibit the Company from buying shares in the public market until such developments are publicly disclosed. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

Date: December 7, 2011	/s/ Heath A. Mitts
Heath A. Mitts
Vice President and Chief Financial Officer